Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-207702) of Multi Packaging Solutions International Limited of our report dated August 23, 2016, with respect to the consolidated financial statements and schedule of Multi Packaging Solutions International Limited included in this Annual Report (Form 10-K) for the fiscal year ended June 30, 2016.

/s/ Ernst & Young LLP

Detroit, Michigan

August 23, 2016